UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2011

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686	27-1616811
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

300-1055 West Hastings Street
Vancouver, BC	V6E 2E9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 681-7311

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Consulting Agreement with Pristine Capital Corp.

Effective December 30, 2011, Quantum Solar Power Corp. (the “Corporation”) terminated the consulting agreement (the “PCC Agreement”) between the Corporation and Pristine Capital Corp. (“PCC”). The PCC Agreement was effective December 1, 2011 and was for a term of 3 months. Under the terms of the PCC Agreement, PCC agreed to provide investor relations consulting services to the Corporation. In consideration of PCC’s consulting services, the Corporation was pay $100,000 CDN including HST to PCC at the beginning of each month that the PCC Agreement was in effect. The Corporation decided to cancel the PCC Agreement in order to focus its resources on developing its NGDTM Technology. The Corporation was permitted terminate the PCC Agreement without cause and did not incur any early termination penalties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM SOLAR POWER CORP.

Date: January 3, 2012
	By:	/s/ Daryl J. Ehrmantraut
Daryl J. Ehrmantraut
COO